Exhibit (h)(11)

July 8, 2016

Each of the Borrowers listed

  On Appendix I hereto

767 Fifth Avenue

New York, NY 10153

RE: Second Amendment to Committed Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated January 28, 2015 (as amended from time to time, the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available to each of the management investment companies registered under the Investment Company Act listed on Appendix I to the Loan Agreement (each a “Borrower”), each acting on behalf of itself or on behalf of one or more of its respective fund series from time to time listed on Appendix I to the Loan Agreement, as defined below (each such fund series, a “Fund”), a $100,000,000.00 committed, unsecured line of credit on a several basis (the “Committed Line”). The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $100,000,000.00 dated January 28, 2015 executed by each of the Borrowers, on behalf of its respective Funds, in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof and to amend the Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence of such section in its entirety and substituting the following therefor: “The Committed Line shall

LIMITED ACCESS

Each of the Borrowers listed

on Appendix I attached hereto

July 8, 2016

expire July 7, 2017 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by the applicable Borrower on behalf of such Fund as provided herein.”

2. Section I(5)(b) of the Loan Agreement is amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts” in the first sentence of such Section and substituting in place thereof the words: “Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02110”.

3. Section I(8) of the Loan Agreement is hereby amended by replacing the percentage “0.15%” appearing therein with the percentage “0.20%”.

4. Section II(1) of the Loan Agreement is hereby amended by: (a) deleting the word “and” which appears at the end of Section II(1)(i); (b) deleting the period which appears at the end of Section II(1)(j) and substituting in place thereof a semicolon and the word “and”; and (c) inserting immediately after the end of Section II(1)(j), the following new paragraph (k):

(k) to provide such documents and information requested by the Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

4. Section II(3)(b)(i) of the Loan Agreement is hereby amended by inserting before the semi-colon at the end of such clause (i) the phrase “or Section II(1)(k) hereof”.

5. Section II(5)(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(ii) if to the Bank to Karen Gallagher, Managing Director or Mutual Fund Lending Department Head at (A) if via USPS: M/S CCB0900, One Iron Street, State Street Bank, PO Box 5501, Boston, MA 02206-5501, (B) if via overnight courier: M/S CCB0900, State Street Bank, One Iron Street, Boston, MA 02210 or (C) if via facsimile: (617) 988-6677.”

6. Section II(15) of the Loan Agreement is hereby amended by deleting the definition of “Overnight LIBOR Rate” and inserting in place thereof the definition of “One-Month LIBOR Rate” to read as follows:

“One-Month LIBOR Rate” means, as of any day, the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-month LIBOR Rate” shall be determined by reference to such other comparable publicly available

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Each of the Borrowers listed

on Appendix I attached hereto

July 8, 2016

service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Bank or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a one-month term are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a Business Day upon which interbank lending in dollars is conducted in London (a “LIBOR Business Day”), then One-month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

7. Each of (a) Exhibit A to the Loan Agreement and (b) the Note is hereby amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116” in the first paragraph thereof and substituting in place thereof the words: “Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02110”.

II. Administrative Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank on or prior to the date of this letter agreement an administrative fee of $50,000. Such administrative fee shall be paid in immediately available funds and upon payment thereof shall be deemed fully earned and non-refundable.

III. Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2. Each Borrower, for itself and on behalf of each of its Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary trust proceedings of such Borrower, (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or the approval or consent of, or any notice to or filing with, any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the agreement and declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act, (v) do not constitute a violation of,

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Each of the Borrowers listed

on Appendix I attached hereto

July 8, 2016

or a default under, any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any obligee or holder of any instrument relating to any Indebtedness of such Borrower or Fund or consent or approval of any other party other than for those consents and approvals which have been received; and (d) this letter agreement has been duly executed and delivered by each Borrower and each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and each such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Agreement to be governed by the laws of the State of New York.

4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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Signature Page to Amendment No. 2

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY, as Bank

By:	/s/ Karen A. Gallagher
Name:	Karen A. Gallagher
Title:	Managing Director

Acknowledged and Accepted:

EACH OF THE BORROWERS LISTED

  ON APPENDIX I HERETO,

  for itself or on behalf of each of its respective

  portfolio series listed on Appendix I hereto

  severally and not jointly

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Title:	Vice President, Chief Legal Officer and Secretary

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APPENDIX I

List of Borrowers and Funds

Applicable Percentage
Baron Investment Funds Trust, on behalf of each of:
Baron Asset Fund	5.00%
Baron Growth Fund	5.00%
Baron Small Cap Fund	5.00%
Baron Opportunity Fund	5.00%
Baron Fifth Avenue Growth Fund	5.00%
Baron Discovery Fund	5.00%

Baron Select Funds, on behalf of each of:
Baron Focused Growth Fund	5.00%
Baron International Growth Fund	5.00%
Baron Real Estate Fund	5.00%
Baron Emerging Markets Fund	5.00%
Baron Energy and Resources Fund	5.00%
Baron Global Advantage Fund	5.00%

LIMITED ACCESS